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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-29823) and related Prospectus of IntelliCorp, Inc. for the registration of 2,748,000 shares of its common stock and to the incorporation by reference therein of our report dated August 2, 1996, with respect to the consolidated financial statements of IntelliCorp, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



                                                      /s/ ERNST & YOUNG LLP



Palo Alto, California
July 28, 1997